UNION CARBIDE CORPORATION
NEWS RELEASE

CONTACT:  Sean S. Clancy
          (203) 794-6976


                UNION CARBIDE REPORTS 3rd QUARTER EARNINGS


     DANBURY, Conn., Oct. 25 -- Union Carbide Corporation (UCC) today reported third quarter 1999 earnings of $0.57 per diluted share, including a $0.21 per share gain from a litigation settlement, compared to $0.55 per diluted share in the third quarter of 1998. The 1998 third quarter earnings included a net loss of $0.28 per diluted share related to the corporation's Aspell partnership and a net gain of $0.53 per diluted share from a litigation settlement.

     In addition, the corporation reported that it has restated net earnings for the first and second quarters of 1999 upward by $6 million ($0.04 per diluted share) and $7 million ($0.05 per diluted share), respectively. The fourth quarter of 1998 earnings were also understated by $2 million, after tax ($0.01 per diluted share), the adjustment for which has been included in the third quarter of 1999. These adjustments correct an overstatement of cost of sales of $22 million ($15 million, after tax). The overstatement was the result of human error associated with a work process change in conjunction with Union Carbide's enterprise-wide information systems implementation. The overstatement
did not impact cash flow.   As restated, diluted earnings per share for
the second quarter of 1999 were $0.46, including a net gain of $0.06 from a litigation settlement.

     Net income for the quarter totaled $77 million, compared to $76 million for last year's third quarter and $63 million, as restated, for the second quarter of this year. Sales in the third quarter totaled $1.498 billion, compared to $1.350 billion for the third quarter of 1998 and $1.418 billion for the second quarter of 1999.

     "Earnings continue to be affected by higher feedstock prices that substantially offset higher selling prices. Licensing income declined from second quarter levels, exclusive of litigation gains reported in both quarters," said UCC Chairman and CEO William H. Joyce. "On the positive side, volumes remained high. We benefited from improved performance of corporate investments carried at equity versus the second quarter, marking the best quarterly equity company profit since 1995."


                                    - MORE -
1999
P3-01-017

                                                                Page 2
                                                                  of 7


     Partnership income increased primarily because of earnings improvement at UOP, the corporation's joint venture with AlliedSignal. While Asia continues to improve, the corporation believes it may take a couple of years for UOP to fully recover to the record earnings level it had reached prior to the Asian crisis and problems in other countries.

     "Looking into the fourth quarter, price increases are scheduled for products in our Basic Chemicals & Polymers (BC&P) business. We see ethylene continuing to be tight, with industry inventory levels rising slowly but not reaching normal levels before the end of the year. At this point, it appears that feedstock costs could go somewhat higher. While forecasting feedstock prices correctly remains difficult, I believe margins will expand and income will improve for BC&P in the fourth quarter," Dr. Joyce said. "We expect margins in our Specialties & Intermediates (S&I) businesses will continue to suffer as cost increases cannot be fully passed along quickly through increased selling prices. Excluding litigation gains, licensing should increase slightly from third quarter levels. Partnership income should decline, particularly because of expenses associated with cost reduction programs at UOP, while the equity companies continue to show improved profitability. On balance, the combination of improved BC&P and equity company earnings should more than offset any decline in S&I for an improved Fourth Quarter, excluding litigation gains."

     The BC&P segment reported an operating loss of $7 million for the third quarter of 1999, compared to an operating loss of $42 million, after restatement, in the prior quarter and an operating loss of $13 million in the 1998 third quarter. Price increases from the first half of the year began to take hold and led to the improved financial performance.

     The S&I segment reported an operating profit of $134 million for the third quarter of 1999, including the previously cited litigation gain of $38 million, compared to $188 million, after restatement, in the prior quarter and $233 million in the same period a year ago. Dr. Joyce cited price increases that were insufficient to fully offset increased raw material costs as a contributor to the decline in operating profit versus the second quarter of 1999. Furthermore, the BC&P margin improvements affected S&I revenues because that segment acquires raw materials from BC&P at market-based transfer prices.



                                   - MORE -

                                                                 Page 3
                                                                   of 7

     Net income for the first nine months of 1999 was $197 million, or $1.45 per diluted share. This compares to $336 million, or $2.41 per diluted share, for the same period a year ago. Worldwide net sales for the first nine months of 1999 were $4.318 billion, compared to $4.370 billion for the first nine months of 1998.

     Union Carbide is a worldwide chemicals company with advanced process technologies and large-scale chemical production facilities.

      - Specialties & Intermediates -- Union Carbide is the leading North American supplier of solvents and intermediates to the paint and coatings industry; the leading licensor of several technologies; and a leading supplier of specialty chemicals, polymers and services used in the personal care products, pharmaceuticals, automotive, wire and cable, oil and gas and industrial lubricants industries.

     - Basic Chemicals & Polymers -- Union Carbide is among the largest manufacturers of polyethylene, the world's most widely used plastic, and the technology leader in this industry; and a large manufacturer of polypropylene, one of the world's fastest-growing, large-volume plastics. UCC is also the world's largest producer of ethylene oxide and its derivative ethylene glycol, used for polyester fiber, resin and film, automotive antifreeze and other products.


      Cautionary Statement for Purposes of the "Safe Harbor" Provisions
           Of the Private Securities Litigation Act of 1995


     Those statements in the preceding pages that do not reflect historical information are forward-looking statements. Forward-looking statements include statements concerning anticipated future events or performance, product prices, cost improvements, raw material costs, volume increases, inventory levels, margins and earnings expectations. Naturally, such forward-looking statements are subject to risks and uncertainties. In addition to all specific assumptions cited, important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: the supply/demand balance for the corporation's products; customer inventory levels; competitive pricing pressures; feedstock availability and costs; changes in industry production capacities and operating rates; currency exchange rates; interest rates; global economic conditions; disruption in transportation facilities; competitive technology positions; failure by the corporation to achieve technology objectives, achieve cost reduction targets or complete projects on schedule and on budget; and an inability to obtain new customers or retain existing ones.



                                   - MORE -

                                                                               Page 4
                                                                                 of 7

                    UNION CARBIDE CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                                           Quarter Ended
                                                                Sept. 30,    June 30,    Sept. 30,
Millions of Dollars, Except Per Share Amounts                      1999        1999        1998
                                                                            (Restated)
NET SALES                                                        $1,498       $1,418       $1,350
    Cost of sales, exclusive of depreciation and amortization     1,232        1,105        1,036
    Research and development                                         38           39           34
    Selling, administration and other expenses (a)                   72           57           78
    Depreciation and amortization                                   103           95           95
    Partnership income (loss)                                        18           (4)         (46)
    Other income - net                                               52           27          129
INCOME BEFORE INTEREST EXPENSE AND PROVISION
    FOR INCOME TAXES                                                123          145          190
    Interest expense                                                 32           35           28
INCOME BEFORE PROVISION FOR INCOME TAXES                             91          110          162
    Provision for income taxes                                       24           28           58
INCOME OF CONSOLIDATED COMPANIES AND
    PARTNERSHIPS                                                     67           82          104
    Minority interest                                                 2            1            -
    Income (loss) from corporate investments
      carried at equity                                              12          (18)         (28)
NET INCOME                                                       $   77       $   63       $   76


Earnings per common share
    Basic -                                                      $ 0.58       $ 0.47       $ 0.56
       Based on the indicated number of shares              133,464,524  133,088,173  134,286,957

    Diluted -                                                    $ 0.57       $ 0.46       $ 0.55
       Based on the indicated number of shares              136,898,772  136,453,663  137,545,375


(a)  Selling                                                     $   24       $   23       $   25
     Administration                                                  28           16           26
     Other expenses                                                  20           18           27
     Total                                                       $   72       $   57       $   78





                                                - MORE -


                                                                                Page 5
                                                                                  of 7
                                 UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                                           Nine Months Ended
                                                                                Sept. 30,
Millions of Dollars, Except Per Share Amounts                              1999          1998
NET SALES                                                                 $4,318        $4,370
    Cost of sales, exclusive of depreciation and amortization              3,369         3,284
    Research and development                                                 114           107
    Selling, administration and other expenses (a)                           199           234
    Depreciation and amortization                                            302           288
    Partnership income                                                        20            18
    Other income - net                                                        93           150
INCOME BEFORE INTEREST EXPENSE AND PROVISION
    FOR INCOME TAXES                                                         447           625
    Interest expense                                                          98            84
INCOME BEFORE PROVISION FOR INCOME TAXES                                     349           541
    Provision for income taxes                                                90           168
INCOME OF CONSOLIDATED COMPANIES AND PARTNERSHIPS                            259           373
    Minority interest                                                          4             2
    Loss from corporate investments carried at equity                         38            35
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING PRINCIPLE                                                  217           336
    Cumulative effect of change in accounting principle                      (20)            -
NET INCOME                                                                $  197        $  336

Earnings per common share
    Basic - Income before cumulative effect of
              change in accounting principle                              $ 1.63        $ 2.47
          - Cumulative effect of change in accounting
              principle                                                    (0.15)            -
          - Net income                                                    $ 1.48        $ 2.47
    Based on the indicated number of shares                          133,135,986   135,755,666

    Diluted - Income before cumulative effect of
                change in accounting principle                            $ 1.59        $ 2.41
            - Cumulative effect of change in accounting
                principle                                                  (0.14)            -
            -  Net income                                                 $ 1.45        $ 2.41
    Based on the indicated number of shares                          136,356,408   139,277,527



(a)  Selling                                                              $   70        $   74
     Administration                                                           69            84
     Other expenses                                                           60            76
     Total                                                                $  199        $  234

                                             - MORE -

                                                                                Page 6
                                                                                  of 7

                          UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                        SEGMENT DATA

                                                                   Quarter Ended
                                                    Sept. 30,      June 30,      Sept. 30,
Millions of dollars                                    1999          1999           1998
SALES

Specialties & Intermediates                          $1,057         $1,036        $  995
Basic Chemicals & Polymers                              522            436           421
Intersegment Eliminations                               (81)           (54)          (66)

                Total                                $1,498         $1,418        $1,350


OPERATING PROFIT (LOSS)
(Restated Quarter Ended June 30, 1999)

Specialties & Intermediates                          $  134         $  188        $  233
Basic Chemicals & Polymers                               (7)           (42)          (13)
Other                                                    (4)            (1)          (30)
                Total                                $  123         $  145        $  190


DEPRECIATION AND AMORTIZATION

Specialties & Intermediates                          $   67         $   62        $   61
Basic Chemicals & Polymers                               36             33            34

                Total                                $  103         $   95        $   95


CAPITAL EXPENDITURES

Specialties & Intermediates                          $   58         $   93        $  111
Basic Chemicals & Polymers                              120            115           103

                Total                                $  178         $  208        $  214



                                             - MORE -

                                                                              Page 7
                                                                                of 7


                            UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                          SEGMENT DATA

                                                         Nine Months Ended Sept. 30,
Millions of dollars                                        1999               1998
SALES

Specialties & Intermediates                               $3,127             $3,175
Basic Chemicals & Polymers                                 1,379              1,419
Intersegment Eliminations                                   (188)              (224)

                Total                                     $4,318             $4,370


OPERATING PROFIT (LOSS)

Specialties & Intermediates                               $  530             $  601
Basic Chemicals & Polymers                                   (82)                65
Other                                                         (1)               (41)

                Total                                     $  447             $  625


DEPRECIATION AND AMORTIZATION

Specialties & Intermediates                               $  192             $  182
Basic Chemicals & Polymers                                   110                106
                Total                                     $  302             $  288


CAPITAL EXPENDITURES

Specialties & Intermediates                               $  220             $  332
Basic Chemicals & Polymers                                   339                239

                Total                                     $  559             $  571



                                         - END -